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                                                                   Exhibit 10.48

                             BOARD SERVICE AGREEMENT

               This BOARD SERVICE AGREEMENT ("Agreement") is effective as of the 5th day of February, 2003, between ENTREMED, INC., a Delaware corporation ("Corporation"), and MICHAEL M. TARNOW ("Director").

                                    RECITALS:

               A. Corporation has determined to elect Director to the Corporation's Board of Directors (the "Board") and requested Director to serve as its Chairman, and Director is willing to serve in that capacity if Director receives the payments and protections provided by this Agreement.

               B. Corporation's Certificate of Incorporation and Bylaws empower it to indemnify its directors and officers, and to purchase and maintain insurance on behalf of its officers, directors and agents.

               C. Corporation furnishes, at its expense, directors and officers liability insurance ("D&O Insurance") insuring its directors in connection with their service on the Board.

               D. To induce Director to serve as Chairman of the Board and in consideration of Director's service as a director, Corporation wishes to enter into this Agreement with Director to set forth, among other things, Director's compensation for serving in such capacity.

               NOW, THEREFORE, in consideration of the foregoing, and of the mutual premises hereinafter set forth, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

               1. AGREEMENT TO SERVE. Director will serve as the Chairman of the Board so long as Director is duly elected and qualified to so serve or until Director resigns or is removed from the Board (the "Term"). Director will have such duties and responsibilities as may from time to time be assigned to Director by Corporation's Bylaws and/or the Board, commensurate with Director's title and position. Furthermore, Director shall devote no less than two (2) business days of each calendar month to the performance of his duties and responsibilities in-person (the "Services") primarily at the Corporation's facility located at 9640 Medical Center Drive, Rockville, MD 20850 (the "Facility").

               2. COMPENSATION. Director will be compensated for his service as follows:

               (a) In consideration of his service on the Board, Director will be entitled to be reimbursed for any and all reasonable expenses incurred by Director in connection with his service in such capacity, including, without limitation, travel to and from

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meetings of the Board consistent with the Corporation's reimbursement policies for other members of the Board.

               (b) In consideration of the Services, Corporation will pay to Director Five Thousand Dollars ($5,000) per month. The Corporation will pay Director in arrears on the last day of each month in the Term and the Corporation will not be required to pay or reimburse Director for any federal, state or local taxes.

               (c) In consideration for Director's willingness to serve on the Board, Corporation agrees to grant Director an option to purchase Two Hundred Fifty Thousand (250,000) shares of the common stock of the Corporation ("Option"), such Option to be issued pursuant to the Corporation's standard form of non-qualified stock option agreement (the "Option Agreement"). The Option shall vest and become exercisable as set forth below and shall contain such other terms as more fully set forth in the Option Agreement:

               (i) On and after the date hereof, but prior to one year from the date hereof, the Option may be exercised for up to twenty-five percent (25%) of the total number of shares subject to the Option.

               (ii) On each of the first, second and third anniversaries of the date hereof, the Option shall vest and become exercisable in equal annual twenty-five percent (25%) installments.

          Except as expressly provided herein, Director shall not be entitled to any other compensation or benefit for service as Chairman or as a director of the Corporation.

          3.   D&O INSURANCE.

               (a) Except as provided in paragraph 3(b) below, Corporation will maintain, at its expense, D&O Insurance insuring itself and any director (including Director) and other named insureds against any expense, liability or loss as set forth in such D&O Insurance.

               (b) Corporation will not be required to purchase and maintain D&O Insurance if the Board determines, after diligent inquiry, that (1) such insurance is not available; or (2) the premiums for available insurance are disproportionate to the amount of coverage and to the premiums paid by other corporations similarly situated.

          4.   GOVERNING LAW. This Agreement will be governed by Maryland law.

          5. CONFIDENTIALITY. Director agrees to abide by all of the terms and conditions of the Corporation's workplace policies, including applicable (i) codes of conduct, (ii) travel, business expense and reimbursement policies,
(iii) confidentiality and non-disclosure agreements, and (iv) such other policies as are applicable to senior management and/or the Corporation's Board.


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          6.   SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

          7. NOTICES. All notices given under this Agreement will be in writing and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by recognized overnight courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:


               If to Director:          Michael M. Tarnow
                                        Prudential Center
                                        P.O. Box 990 963
                                        Boston, MA 02199-0963


               If to Corporation:       EntreMed, Inc.
                                        9640 Medical Center Drive
                                        Rockville, MD  20850
                                        Attention: General Counsel

               or to such other address as either party furnishes to the other in writing.

          8.   COUNTERPARTS. This Agreement may be signed in counterpart.



                            [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the parties have executed this Agreement on the date written above.


                                 CORPORATION:


                                 ENTREMED, INC.,
                                 A DELAWARE CORPORATION



                                 BY:
                                    ----------------------------------
                                    [NAME]
                                    ITS:

                                 DIRECTOR:


                                 -------------------------------------
                                 MICHAEL M. TARNOW